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                                                                      EXHIBIT B6

                          CARROLS HOLDINGS CORPORATION
                             STOCK OPTION AGREEMENT
                           (NONQUALIFIED STOCK OPTION)

               THIS AGREEMENT, dated as of ___________, 1997 is made by and between Carrols Holdings Corporation, a Delaware corporation (hereinafter called the "Company") and Daniel T. Accordino, an employee of Carrols Corporation (hereinafter referred to as the "Optionee"). All capitalized terms herein shall have such meanings as are ascribed to them in the Plan (as defined below) and in this agreement (the "Agreement"), including those terms defined on Exhibit A hereto.

               1. Grant of Option. The Company grants to the Optionee as of the date hereof (the "Date of Grant") a nonqualified stock option (this "Option") to purchase all or any part of the aggregate of 28,900 shares of common stock, $.01 par value per share, of Carrols Holdings Corporation ("Shares"), subject to all of the terms and conditions of this Agreement and the Carrols Holdings Corporation 1996 Long-Term Incentive Plan, as amended from time to time (the "Plan"). As of the date hereof, the Carrols Corporation 1996 Long-Term Incentive Plan (the "Prior Plan") is terminated and the nonqualified stock option granted pursuant to the Prior Plan is surrendered.

               2.     Exercise Price and Period of Option.

               (a) Subject to the terms and conditions of the Plan and this Agreement, this Option (a) became exercisable on the Date of Grant with regard to 10,200 Shares and (b) shall become exercisable (i) with regard to 3,740 Shares, on December 31, 1997; (ii) with regard to 3,740 Shares, on December 31, 1998; (iii) with regard to 3,740 Shares, on December 31, 1999; and (iv) with regard to 7,480 Shares, on December 31, 2000. This Option has an exercise price of $101.7646 per share (the "Exercise Price").

               (b) Except as otherwise provided by the Committee, if Optionee's employment with the Company terminates:

                      (i) due to death, Permanent Disability, for Good Reason or without Cause, the portion of the Option which is not vested and exercisable on the date on which Optionee ceases to be an employee shall vest and become immediately exercisable in full and all vested and exercisable Options (including Options that become vested and exercisable under this paragraph) shall continue to be exercisable until the date of expiration of the Option pursuant to Paragraph 3 of this Agreement;

                      (ii) without Good Reason, the portion of the Option that is not vested and exercisable on the date on which Optionee ceases to be an employee shall terminate and any vested



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Options shall only be exercisable for a period of forty-five (45) days after the
Optionee's date of termination of employment without Good Reason; and

                      (iii) for Cause, the portion of the Option that is not vested and exercisable shall terminate and any vested Options shall be forfeited on the date the Company delivers notice of termination of employment for Cause to the Optionee.

               (c) In the event of a Change of Control during the term of the Optionee's employment with Carrols Corporation, the portion of the Option that is not vested shall vest and become exercisable in full on the date of such Change of Control. As soon as practicable but in no event later than thirty (30) days prior to the occurrence of a Change of Control, the Committee shall notify the Optionee of such Change of Control. Upon a Change of Control that qualifies as an Approved Sale (as defined in Paragraph 5) in which the outstanding common stock of the Company is converted or exchanged for or becomes a right to receive any cash, property or securities other than Illiquid Consideration (as defined in Paragraph 5), (i) the Option shall become exercisable solely for the amount of such cash, property or securities that the Optionee would have been entitled to had the Option been exercised immediately prior to such event (ii) the Optionee shall be given an opportunity to either (A) exercise the Option prior to the consummation of the Approved Sale and participate in such sale as holders of Stock or (B) upon consummation of the Approved Sale, receive in exchange for such Option consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Stock received by the holders of Stock in connection with the Approved Sale less the exercise price per share of Stock of such Option to acquire Stock by (2) the number of shares of Stock represented by such Option; and (iii) to the extent the Option is not exercised prior to or simultaneous with such Approved Sale, the Option shall be canceled.

               (d) The Shares are subject to the Stockholders Agreement executed in connection with the Stock Purchase Agreement dated February 25, 1997 among the Company, Atlantic Restaurants, Inc., Bahrain International Bank (E.C.), Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P. (the "Stockholders Agreement").

               3. Expiration of Option. Notwithstanding anything contained herein to the contrary, this Option may not be exercised to any extent by Optionee after the tenth anniversary of the Date of Grant.

               4.     Manner of Exercise.

               (a) This Option shall be exercisable by delivery to the Secretary of the Company of an executed written Notice and Agreement in the form attached hereto as Exhibit B, or in such other form as may be required by the Company, which shall set forth Optionee's election to exercise this Option, the number of Shares being purchased and such other representations and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

               (b) Such Notice and Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (including check, bank draft or money




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order);  (ii)  where  approved  by the  Committee  in its  sole  discretion,  by surrender of Shares of the Company owned by the Optionee having a Fair Market Value equal to the Exercise Price; (iii) by delivery of a promissory note as provided under the Plan; (iv) by any combination of the foregoing where approved by the Committee in writing in its sole discretion; or (v) any other method the Committee may approve in its sole discretion, subject to the terms and conditions of the Plan.

               (c) Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or, in a manner acceptable to the Company, make adequate provision to pay, any applicable federal, state or local withholding obligations as determined by the Company.

               (d) Provided that the foregoing Notice and Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of the Optionee, the Optionee and the Optionee's spouse, or the Optionee's legal representative.

               (e) Any exercisable portion of this Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when this Option becomes unexercisable under Paragraph 3; provided, however, that any partial exercise shall be for whole Shares only.

               (f) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

               5.     Sale of the Company

               (a) If the Board and the holders of a majority of the Company's Stock approve a Sale of the Company (the "Approved Sale"), the holders of Stock shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of capital stock, the holders of Stock shall agree to sell their shares of Stock on the terms and conditions approved by the Board and the holders of a majority of the Company's Stock. The holders of Stock shall take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company. Notwithstanding the foregoing, in the event that the consideration to be received by the holders of Stock in connection with the Approved Sale shall include either (a) shares of common stock of a class which is not listed on a national securities exchange or in the NASDAQ system and which is not entitled to registration rights for sale in a registered public offering under the Securities Act of 1933 or (b) shares of senior equity securities which do not provide for a scheduled redemption or a redemption at the option of the holders thereof, such holders shall not be required to sell their shares of Stock pursuant to this Paragraph 5(a) (collectively, the "Illiquid Consideration").

               (b) The obligations of the holders of Stock with respect to the Approved Sale of the Company is subject to the satisfaction of the condition that, upon the consummation of the Approved Sale, all of the holders of Stock receive the same form and amount of consideration





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per share of  Stock,  or if any  holders  of Stock are given an option as to the form and amount of consideration to be received, all holders be given the same option.

               (c) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stock shall at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stock appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Stock declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

               (d) Participants and the other holders of Stock (if any) shall bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by Participants and the other holders of Stock on their own behalf shall not be considered costs of the transaction hereunder.

               (e) The provisions of this Paragraph 5 shall terminate upon the completion of a Qualified Public Offering.

               (f) For purposes of this Paragraph 5, "Independent Third Party" shall mean any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Stock on a fully-diluted basis (a "5% Owner"); who is not controlling, controlled by or under control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons; "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof; "Qualified Public Offering" shall mean the sale in an underwritten public offering registered under the Securities Act of 1933 of Shares of the Company's Stock resulting in aggregate gross proceeds to the Company of at least $50 million and a price per share of not less than $108.2353 (as such amount is equitably adjusted for subsequent stock splits, stock dividends and recapitalizations); and "Sale of the Company" shall mean the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all the Company's assets determined on a consolidated basis.



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               6.  Compliance  with  Laws  and  Regulations.  The  issuance  and transfer of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

               7.   Nontransferability   of  Option.  This  Option  may  not  be
transferred in any manner except (a) as determined by the Committee in its sole discretion, or (b) pursuant to Paragraph 7(f) of the Plan.

               8. Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any shares purchasable upon the exercise of the Option or any portion thereof, unless and until certificates representing such Shares shall have been issued by the Company to such holder.

               9. Consequences. Optionee shall be solely responsible for the payment of any taxes due in connection with the Plan and this Option grant; provided, however, that the Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with the issuance, exercise or vesting of this Option.

               10. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

               11. Notice. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Paragraph 11, either party may hereafter designate a different address for notices to be delivered. Any notice which is required to be given to the Optionee shall, if the Optionee is deceased, be given to the Optionee's personal representative. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.





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               12.    Dividends.

               (a) In the event that the Company declares a dividend with respect to any Shares subject to a vested portion of the Option, the Company shall mail to Optionee a written notice at least ten (10) days prior to the record date for such dividends.

               (b) On any dividend payment date, the Exercise Price of any unvested Options shall be reduced by the amount of any dividends that the Optionee would have received had the Optionee held the Shares subject to the Option on the record date with respect to such dividend, and in the event that the aggregate dividends declared on such Shares exceeds the aggregate Exercise Price of the Option, the amount of such excess, if any, shall be deposited in an interest bearing bank account established by the Committee in the name of the Optionee. Any amount held in an interest bearing bank account established under this Paragraph 12(b), or the pro rata portion thereof in the event of a partial exercise of this Option, shall be paid to the Optionee upon exercise of all or, if relevant, a portion of the Option.

               13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Committee shall be final and binding on the Company and on the Optionee.

               14. Governing Document. This Agreement is in every respect subject to the provisions of the Plan, as it may be amended from time to time. The provisions of the Plan shall govern in the case of any inconsistency between the Plan and this Agreement.

               15. Entire Agreement. The definitions attached hereto as Exhibit A and the Plan and the Notice and Agreement attached hereto as Exhibit B are incorporated herein by reference. This Agreement, including the definitions, the Plan and the Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                            CARROLS HOLDINGS CORPORATION

                                            By:
                                               ---------------------------------


                                            Its:
                                                --------------------------------





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                                    Exhibit B

                         to Carrols Holdings Corporation
                             Stock Option Agreement
                             of Daniel T. Accordino

ACCEPTANCE

        Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and provisions of the Plan and this Agreement. Optionee acknowledges that there may be various tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

                                            By:
                                               ---------------------------------
                                            Daniel T. Accordino
                                            5175 E. Lake Road
                                            Cazenovia, N.Y.  13035

                                            ------------------------------------
                                            Taxpayer Identification Number




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                                    Exhibit A

                         to Carrols Holdings Corporation
                             Stock Option Agreement
                             of Daniel T. Accordino

Definitions. As used in this Agreement, the following terms shall have the following meanings:

        "Cause" means, except as may otherwise be provided in a Participant's employment agreement (if any) or in the Award Agreement, (i) the commission by the Participant of a felony; (ii) the unauthorized disclosure of confidential proprietary information of the Company or any Subsidiary which disclosure the Participant knows or reasonably should have known would be reasonably likely to result in material damage to the Company or Subsidiary; (iii) the breach by the Participant of any material provision of the Participant's employment agreement (if any), which breach, if curable, is not remedied within thirty (30) days after the Participant's receipt of written notice thereof provided, however, that the Company need not permit the Participant to cure any breach which has been the subject of a prior written notice; (iv) the engagement in material self dealing in breach of fiduciary duties with respect to the assets or properties of the Company or Subsidiary unless disclosed to and approved by the disinterested members of the Board of Directors; (v) an act of gross misconduct in connection with the Participant's duties under his employment agreement (if any); or (vi) chronic alcohol or drug abuse rendering Participant incapable of carrying out his duties as determined in good faith by the Committee continuing after the Participant is given a reasonable opportunity to obtain medical or other appropriate treatment or rehabilitation.

        "Good Reason" means (i) the material failure of the Company or a Subsidiary to comply with the provisions of the Participant's employment agreement, if any, which failure shall not cease promptly and in no event more than thirty (30) days after receipt by the Company or, where appropriate, a Subsidiary of written notice from the Participant objecting to such conduct; (ii) any termination by the Company or Subsidiary of the Participant's employment other than as expressly permitted in the Participant's employment agreement, if any; or (iii) the assignment to Participant of duties and responsibilities materially inconsistent with those duties and responsibilities customarily assigned to individuals holding positions similar to that of the Participant at a company of comparable size to the Company or Subsidiary or the substantial reduction by the Company or Subsidiary of Participant's duties and responsibilities and, if curable, not remedied by the Company or Subsidiary within 30 days after receipt of written notice.

        "Permanent Disability" means the inability of a Participant due to physical or mental disability to perform all of his duties with the Company or Subsidiary pursuant to his employment agreement, if any, for a period of six (6) successive months, or an aggregate of six (6) months in any twelve (12) month period, as determined by the Committee upon the basis of such evidence, including but not limited to independent medical reports and data, as the Committee deems appropriate or necessary.



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